Exhibit 99.1

Gouverneur Bancorp Announces Fiscal 2024 Fourth Quarter and Fiscal Year Results

Gouverneur, New York, November 15, 2024: Gouverneur Bancorp, Inc. (OTCQB: GOVB) (the “Company”), the holding company for Gouverneur Savings and Loan Association (the “Bank”), today announced the results for the fourth quarter and full fiscal year ended September 30, 2024.

The Company reported net income of $136,000, or $0.13 per basic and diluted share, for the quarter ended September 30, 2024, compared to net income of $86,000, or $0.04 per basic and diluted share, for the quarter ended September 30, 2023. The Company reported adjusted net income(1) of $161,000 for the quarter ended September 30, 2024, compared to adjusted net income(1) of $100,000 for the quarter ended September 30, 2023.

The Company also reported net income of $539,000, or $0.51 per basic and diluted share, for the fiscal year ended September 30, 2024, compared to net income of $317,000, or $0.16 per basic and diluted share, for the fiscal year ended September 30, 2023. The Company reported adjusted net income(1) of $729,000 for the fiscal year ended September 30, 2024, compared to adjusted net income(1) of $951,000 for the fiscal year ended September 30, 2023.

Completion of the Second-Step Conversion

On October 31, 2023, the Bank completed its “second-step” conversion from the mutual holding company form of organization to the stock holding company form of organization. In connection with the transaction, the Company sold a total of 723,068 shares of its common stock at a price of $10.00 per share, which includes 57,845 shares sold to the Bank’s employee stock ownership plan. In addition, as part of the conversion transaction, each outstanding share of common stock of Gouverneur Bancorp, the former mid-tier stock holding company for the Bank (the “Mid-Tier Holding Company”), owned by the public stockholders of the Mid-Tier Holding Company (stockholders other than Cambray Mutual Holding Company) as of the closing date was converted into shares of Company common stock based on an exchange ratio of 0.5334 shares of Company common stock for each share of Mid-Tier Holding Company common stock. Cash was issued in lieu of a fractional share of Company common stock based on the offering price of $10.00 per share.

Summary of Financial Results

Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans and securities, and the interest we pay on our interest-bearing liabilities, consisting of savings and club accounts, NOW and money market accounts and time certificates. Our results of operations also are affected by our provisions for credit losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges, unrealized gains (losses) on swap agreements, earnings on bank owned life insurance and loan servicing fees. Non-interest expense currently consists primarily of salaries and employee benefits, directors’ fees, occupancy and data processing expense and professional fees. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

(1)	As used in this press release, adjusted net income is a non-GAAP financial measure. This non-GAAP financial measure excludes unrealized gain (loss) on swap agreements and changes in earnings and interest and tax calculations from income adjustments. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Reconciliation of Non-GAAP Measures”.

Total assets decreased by $8.6 million or 4.19%, from $205.9 million at September 30, 2023 to $197.3 million at September 30, 2024. Securities available for sale decreased $1.3 million, or 2.74%, from $46.6 million as of September 30, 2023 to $45.3 million as of September 30, 2024 as securities maturities were offset by the market value adjustment increasing with falling rates. Net loans decreased by $1.2 million from September 30, 2023 to September 30, 2024. The Bank made a $70,000 provision for credit loss in fiscal 2024, a decrease from the $122,000 provision made in fiscal 2023.

Deposits increased $1.1 million or 0.71%, to $159.9 million at September 30, 2024 from $158.8 million at September 30, 2023. The Bank currently holds no advances from FHLB.

Shareholders’ equity was $32.8 million at September 30, 2024, representing an increase of 30.50% from the September 30, 2023 balance of $25.1 million. The increase in shareholders’ equity was primarily a result of the completion of the second-step conversion on October 31, 2023, at which time the Company sold, for gross proceeds of $7.2 million, a total of 723,068 shares of common stock at $10.00 per share. The Company’s book value was $29.59 per common share based on 1,107,134 shares issued and outstanding at September 30, 2024. The Company’s book value was $12.36 per common share based on 2,031,377 shares issued and outstanding at September 30, 2023.

Net interest spread, the difference between the rate earned on interest-earning assets and the rate paid on interest-bearing liabilities, was 3.86% at September 30, 2024 and 4.14% at September 30, 2023 as interest rates on interest bearing deposits increased faster than the interest rates on loans during fiscal 2024.

Interest Rate Swap Agreements

The Company has held numerous interest rate swap agreements (“swaps”) with FHLBNY as a means to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Activity in the fiscal years ended September 30, 2024 and 2023 resulted in an unrealized loss on the fair market value of these swaps due to a decrease in longer term U.S. Treasury bond rates. The accounting for changes in the fair market value of these swaps (unrealized gains or losses) is currently recognized in earnings as non-interest income (loss). The Company has both the intent and ability to hold these swaps to maturity regardless of the changes in market condition, liquidity needs or changes in general economic conditions.

During the fiscal year ended September 30, 2024, the market value of the swaps decreased, resulting in an unrealized loss in market value of $240,000 for fiscal 2024, in comparison to an unrealized loss in swap market value of $802,000 for fiscal 2023.

While the swaps market value will fluctuate with long term bond rates and projected short-term rates, the Company continues to mitigate its interest rate risk through the agreements.

Financial and Operational Metrics (GAAP)

	For the Quarter Ending		For the Fiscal Year Ending
	09/30/24	09/30/23	09/30/24	09/30/23
	(In Thousands except per share data)		(In Thousands except per share data)
	(unaudited)		(unaudited)
Statement of Earnings (GAAP)
Interest Income	$2,148	$2,097	$8,565	$8,162
Interest Expense	370	283	1,418	570
Net Interest Income	1,778	1,814	7,147	7,592

Provision for Credit Loss	-	30	70	122
Net Interest Income After Provision for Credit Loss	1,778	1,784	7,077	7,470

Non-interest Income	245	166	772	71
Non-interest Expenses	1,910	1,853	7,373	7,308

Income Before Income Tax	113	97	476	233
Income Tax (Benefit)	(23)	11	(63)	(84)
Net Income	$136	$86	$539	$317

Performance Ratios (GAAP)
Basic and Diluted Earnings per Share	$0.13	$0.04	$0.51	$0.16
Annualized Return on Average Assets	0.27%	0.17%	0.27%	0.15%
Annualized Return on Average Equity	1.68%	1.32%	1.76%	1.23%
Net Interest Spread	3.84%	3.88%	3.86%	4.14%

Reconciliation of Non-GAAP Measures

To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, we used the following non-GAAP financial measures: Adjusted Non-interest Income, Adjusted Earnings Before Income Tax (AEBIT), Adjusted Income Tax (Benefit), and Adjusted Net Income. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring business operating results. The non-GAAP financial information excludes from non-interest income, the non-cash measurement of the unrealized gains or losses in market value on swap agreements held with Federal Home Loan Bank of New York (“FHLBNY”). Management believes that by eliminating fluctuations in market value from the GAAP statements, it is able to provide a more accurate picture of Company’s financial and operational results.

These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are also useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluate these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Adjusted Non-Interest Income We define Adjusted Non-Interest Income as total non-interest earnings excluding certain items that may not be indicative of our recurring business operating results. Adjusted non-interest income excludes from other non-interest income the non-cash measurement of the unrealized gains or losses in market value on swap agreements.

Adjusted Earnings Before Income Tax We define AEBIT as net income (loss) before income tax, excluding certain items that may not be indicative of our recurring business operating results. AEBIT excludes from total earnings before income tax the non-cash measurement of the unrealized gains or losses in market value on swap agreements.

We have included AEBIT because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those related to operating expenses. Accordingly, we believe that AEBIT provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business as it removes the effect of certain non-cash items with variable unrealized gains and losses. AEBIT is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Adjusted Income Tax (Benefit) We define Adjusted Income Tax (Benefit) as the income tax calculated from the adjusted earnings before income tax.

Adjusted Net Income We define Adjusted Net Income as net income less certain items that may not be indicative of our recurring business operating results. Adjusted Net Income excludes the non-cash measurement of the unrealized gains or losses in market value on swap agreements held with FHLBNY and the subsequent recalculation of associated income tax. Adjusted Net Income should be considered a supplement, and not a substitute for, net income prepared in accordance with GAAP.

Financial and Operational Metrics (Non-GAAP)

	For the Quarter Ending		For the Fiscal Year Ending
	09/30/24	09/30/23	09/30/24	09/30/23
	(In Thousands except per share data)		(In Thousands except per share data)
	(unaudited)		(unaudited)
Adjusted Statement of Earnings (Non-GAAP)
Interest Income	$2,148	$2,097	$8,565	$8,162
Interest Expense	370	283	1,418	570
Net Interest Income	1,778	1,814	7,147	7,592

Provision for Credit Loss	-	30	70	122
Net Interest Income After Provision for Credit Loss	1,778	1,784	7,077	7,470

Non-interest Income	245	166	772	71
Deduct: Unrealized gain (loss) on swap agreement	(32)	(18)	(240)	(802)
Adjusted Non-interest Income (2)	277	184	1,012	873

Non-interest Expenses	1,910	1,853	7,373	7,308

Adjusted Earnings Before Income Tax (2)	145	115	716	1,035

Income Tax (Benefit)	(23)	11	(63)	(84)
(Addback) Deduct: change in EBIT tax calculation per income adjustment	(7)	(4)	(50)	(168)
Adjusted Income Tax (Benefit)(2)	(16)	15	(13)	84

Adjusted Net Income (Non-GAAP) (2)	$161	$100	$729	$951

Performance Ratios (Non-GAAP)
Basic and Diluted Earnings per Share	$0.15	$0.05	$0.69	$0.47
Annualized Return on Average Assets	0.32%	0.19%	0.36%	0.46%
Annualized Return on Average Equity	1.98%	1.53%	2.38%	3.70%
Net Interest Spread	3.84%	3.88%	3.86%	4.14%

(2)	“Adjusted Non-interest Income”, “Adjusted Earnings Before Income Tax”, “Adjusted Income Tax (Benefit)”, and “Adjusted Net Income” are non-GAAP measures. See “Definitions of Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures” sections herein for an explanation and reconciliation of non-GAAP measures used throughout this release.

	Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
	(in thousands) (unaudited)
	For the Quarter Ending:		For the Fiscal Year Ending:
	09/30/24	09/30/23	09/30/24	09/30/23

Net Income (GAAP)	$136	$86	$539	$317

(Addback) Deduct: Unrealized gain (loss) on swap agreement	(32)	(18)	(240)	(802)

Addback (Deduct): Change in EBIT tax calc. per income adj.	(7)	(4)	(50)	(168)

Adjusted Net Income (Non-GAAP)	$161	$100	$729	$951

About Gouverneur Bancorp, Inc.

Gouverneur Bancorp, Inc. is the holding company for Gouverneur Savings and Loan Association, which is a New York chartered savings and loan association founded in 1892 that offers deposit and loan services for businesses, families and individuals. At September 30, 2024, Gouverneur Bancorp, Inc. had total assets of $197.3 million, total deposits of $159.9 million and total stockholders’ equity of $32.8 million.

Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, among others, the following: the ability to successfully integrate acquired entities, such as Citizens Bank of Cape Vincent, which we acquired on September 16, 2022, and realize expected cost savings associated with completed mergers and acquisitions; changes in interest rates; national and regional economic conditions; legislative and regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the size, quality and composition of the loan or investment portfolios; demand for loan products; deposit flows and our ability to effectively manage liquidity; competition; demand for financial services in our market area; changes in real estate market values in our market area; changes in relevant accounting principles and guidelines; and our ability to attract and retain key employees. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, Gouverneur Savings & Loan Association and Gouverneur Bancorp, Inc. assume no obligation to update any forward-looking statements.

For more information, contact Robert W. Barlow, President and Chief Executive Officer at (315) 287-2600.